Exhibit 5.2

June 15, 2020

Wesbanco, Inc.

1 Bank Plaza

Wheeling, West Virginia 26003

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Wesbanco, Inc., a West Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”), relating to the issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following:

(1)	the Company’s debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (together with the Senior Debt Securities, the “Debt Securities”);

(2)	shares of the Company’s common stock, par value $2.0833 per share (the “Common Stock”);

(3)	shares of the Company’s preferred stock, without par value (the “Preferred Stock”);

(4)	warrants issued by the Company (the “Warrants”);

(5)	depositary shares issued by the Company (the “Depositary Shares”);

(6)	purchase contracts issued by the Company (the “Purchase Contracts”);

(7)

units comprised of Debt Securities, shares of Common Stock, shares of Preferred Stock, Warrants, Depositary Shares, Purchase Contracts, debt securities of third parties (including U.S. Treasury securities) or any combination thereof (the “Units”); and

(8)	an indeterminate amount of Debt Securities, shares of Common Stock, shares of Preferred Stock, Warrants, Depositary Shares, Purchase Contracts and Units as

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June 15, 2020

may be issued upon settlement, exercise, conversion or exchange of any of the foregoing securities offered pursuant to the Registration Statement, including such indeterminate amount of such securities as may be issued pursuant to any applicable anti-dilution adjustment (collectively, the “Issuable Securities” and, together with the Debt Securities, Common Stock, Preferred Stock, Warrants, Depositary Shares, Purchase Contracts and Units, the “Securities”).

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, and the prospectus contained therein (the “Prospectus”); (ii) the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”); (iii) the Company’s Bylaws, as amended and restated (the “Bylaws”); and (iv) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) which authorize and provide for the filing of the Registration Statement.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions or any other assumptions set forth in this opinion letter.

The opinions expressed in this opinion letter are limited to (i) the law of the State of New York and (ii) applicable federal securities laws of the United States. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority. With respect to all matters of West Virginia law, we have relied upon the opinion, of even date herewith, of Phillips, Gardill, Kaiser & Altmeyer, PLLC (“PGKA”) with PGKA’s permission, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of PGKA.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

1.         Assuming the terms of any series of Debt Securities offered pursuant to the Registration Statement have been duly established in accordance with the terms and conditions of each indenture pursuant to which such Debt Securities are to be issued (each an “Indenture”), such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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June 15, 2020

2.  Assuming that the terms of any Warrants offered pursuant to the Registration Statement have been duly established in accordance with the terms and conditions of an applicable warrant agreement pursuant to which such Warrants are to be issued (a “Warrant Agreement”), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.  Assuming that the terms of any Depositary Shares offered pursuant to the Registration Statement have been duly established in accordance with the terms and conditions of an applicable deposit agreement (a “Deposit Agreement”), when (i) the depositary receipts evidencing the Depositary Shares pursuant to which such Depositary Shares are to be issued (the “Depositary Receipts”) have been duly executed and delivered by the Company and such depositary as will have been duly appointed by the Company with respect thereto (the “Depositary”); (ii)(a) if any Debt Securities relate to such Depositary Shares, such Debt Securities are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above; and (b) if any shares of Preferred Stock relate to such Depositary Shares, such shares of Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable; (iii) the Debt Securities or shares of Preferred Stock, as the case may be, relating to such Depositary Shares have been deposited with the Depositary in accordance with the applicable Deposit Agreement; and (iv) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any supplement to the Prospectus (a “Prospectus Supplement”) relating to such offering or a report filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (an “Exchange Act Report”), and in accordance with the applicable Deposit Agreement and any other agreement or instrument binding upon the Company, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  Assuming that the terms of any Purchase Contracts offered pursuant to the Registration Statement have been duly established in accordance with the terms and conditions of an applicable purchase contract agreement pursuant to which such Purchase Contracts are to be issued (a “Purchase Contract Agreement”), the Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.  Assuming that (i) the combination of the securities of which any Units offered pursuant to the Registration Statement consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the terms of such Units have been duly established in accordance with the terms and conditions of an applicable purchase unit agreement pursuant to which such Units are to be issued (a “Unit Agreement”); (iii) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above; (iv) any

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shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable; (v) any Warrants, Depositary Shares or Purchase Contracts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in numbered paragraphs 2, 3 and 4 above, respectively, as applicable; (vi) any Depositary Shares that form a part of such Units are validly issued and entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement, as contemplated in numbered paragraph 3 above; and (vii) any debt obligations, including any U.S. Treasury securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.  If, pursuant to the terms thereof, any Issuable Securities are issuable upon settlement, exercise, conversion or exchange of any other Securities offered pursuant to the Registration Statement (the “Initial Securities”) or in accordance with any applicable anti-dilution adjustment, when the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any Prospectus Supplement or Exchange Act Report, in accordance with the terms of the applicable Initial Securities and the Issuable Securities, upon such issuance, (i) any Issuable Securities so issued which are Debt Securities, Warrants, Purchase Contracts or Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) any Issuable Securities which are Depositary Shares will be legally issued and will entitle their holders to the rights specified in the applicable Deposit Agreement and the related Depositary Receipts.

The opinions set forth above are subject to the following additional assumptions:

(a)        (i) The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded, and (ii) and a Prospectus Supplement or Exchange Act Report will have been prepared and timely filed with the SEC describing the Securities being offered;

(b)        All Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and any Prospectus Supplement, Exchange Act Report or free writing prospectus (as defined in Rule 405 under the Securities Act) and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including any Indenture, Certificate of Designations or Articles of Amendment to the Articles of Incorporation, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the

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Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(c)        Any Debt Securities offered pursuant to the Registration Statement are to be issued pursuant to and governed by either (i) a senior indenture in the form of senior indenture included as Exhibit 4.1 to the Registration Statement (each a “Senior Indenture”) or (iii) a subordinated indenture in the form of subordinated indenture included as Exhibit 4.2 to the Registration Statement (each a “Subordinated Indenture), in each case as such indenture may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of such Debt Securities. Any Senior Indenture or Subordinated Indenture, as well as any supplemental indenture to an Indenture (each a “Supplemental Indenture”), relating to a series of Debt Securities to be offered pursuant to the Registration Statement will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us. There will have been no addition, deletion or modification of the terms or provisions contained in the applicable Indenture or any applicable Supplemental Indenture that would affect the validity of any of the opinions rendered herein;

(d)        A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any applicable Indenture, Certificate of Designation or Articles of Amendment to the Articles of Incorporation, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) and, if applicable, the Securities themselves will have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, and duly executed and delivered by the Company and each of the other parties thereto;

(e)        (1) New York law will be chosen to govern any Indenture or definitive Purchase Agreement, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or any other agreement pursuant to which Securities may be issued, (2) such choice in each case is a valid and legal provision and (3) any such Indenture or definitive Purchase Agreement, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement will contain all provisions required under the laws of the State of West Virginia in respect of contracts for the sale of securities issued by a legal entity incorporated or otherwise organized under the laws of the State of West Virginia;

(f)        In the case of any Indenture, Certificate of Designation or Articles of Amendment to the Articles of Incorporation, or definitive Purchase Agreement, Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

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(g)        The final terms of any Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Articles of Incorporation and the Bylaws, as they may be amended or supplemented hereafter or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and

(h)        The Company will have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization will remain in effect and unchanged at all times during which the Securities are offered and issued and will not have been modified or rescinded (subject to the further assumption that the sale of any such Security takes place in accordance with such authorization); the Board of Directors, or a duly authorized committee thereof, will have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and the Bylaws, as they may be amended or supplemented hereafter (in each case subject to the further assumption that any such organic documents of the Company will have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization will remain in effect and unchanged at all times during which the such Securities are offered and issued and will not have been modified or rescinded (subject to the further assumption that the sale of any such Security will take place in accordance with such authorization).

To the extent that the obligations of the Company under any offered Debt Securities and the applicable Indenture may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the applicable financial institution serving as trustee pursuant to the terms of such Indenture, as it may be amended or supplemented (the “Trustee”), will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by such Indenture, as it may be amended or supplemented; (iii) such Indenture and any amendment or supplement thereto will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, with respect to acting as a trustee under the Indenture and any amendment or supplement thereto, with all applicable laws and regulations; (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture and any amendment or supplement thereto; and (vi) the Trustee will have been qualified under the Trust Indenture Act of 1939, as

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amended (the “TIA”), and an appropriate Form T-1 with respect to the Trustee will have been properly filed in accordance with Section 305(b)(2) of the TIA.

To the extent that the obligations of the Company under any Warrant Agreement, Deposit Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement (including any applicable warrant agent, Depositary, purchase contract agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights or remedies generally; (b) general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity; and (c) an implied covenant of good faith, reasonableness, fair dealing and standards of materiality.

We express no opinion with respect to any provision (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that purports to limit any person’s liability, or relieve any party of the consequences of, its own unlawful, willful, reckless, bad faith, or negligent acts or omissions, or that grants indemnity or a right of contribution; (iv) that purports to allow any party to interfere unreasonably in the conduct of another party’s business; (v) that purports to require the payment or reimbursement of fees, costs, expenses or other amounts that are unreasonable in nature or amount or without a reasonable accounting of the sums purportedly due or that are contrary to applicable law or public policy; (vi) that purports to prohibit the assignment of rights that are assignable pursuant to applicable law notwithstanding an agreement not to assign such rights; (vii) that purports to require that amendments or waivers to any agreement be in writing; (viii) relating to severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that purports to place a limitation on lawsuits to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; (xi) that provides that no recourse may be had against any successors of the Company or any stockholder of the Company that may be a controlling person under federal securities laws; (xii)

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that purports to waive or modify any party’s obligations of good faith, fair dealing, diligence, mitigation of damages, reasonableness or due notice, or the right of redemption under the Uniform Commercial Code or other applicable law; (xiii) that provides for advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (xiv) that provides that decisions by a party are conclusive or may be made in its sole discretion; (xv) that consents to, or restricts governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (xvi) that waives broadly or vaguely stated rights; (xvii) that provides for exclusivity, election or cumulation of rights or remedies; (xviii) that provides a proxy, power of attorney or trust; (xix) that prohibits, restricts, or requires consent to assignment or transfer of any right or property; and (xx) that provides for liquidated damages, an increased interest rate on default, interest on interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions may be found to constitute a penalty. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm’s name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP